Exhibit 99.1

Rose Rock Midstream, L.P. Reports Fourth Quarter and Full Year 2014 Results
Full Year Adjusted EBITDA Increased 79%
2015 Adjusted EBITDA Guidance Initiated at $180 to $200 Million

Tulsa, OK - February 26, 2015 - Rose Rock Midstream®, L.P. (NYSE: RRMS) today announced its financial results for the three months ended December 31, 2014.

Rose Rock Midstream reported fourth quarter 2014 Adjusted EBITDA of $43.5 million, compared to $31.0 million for the third quarter 2014 and $21.0 million for the fourth quarter 2013, an increase of 40% over the previous quarter and more than doubling results year over year.

"Rose Rock finished the year strong, exceeding our previous guidance and delivering excellent results driven by our growth strategy and drop down activity," said Carlin Conner, chief executive officer of Rose Rock Midstream’s general partner. "We are confident that our solid financial performance, 25% increase in cash distributions year-over-year and our predominantly fee-based business model are very positive and differentiating attributes as we continue our focus on growth in the current energy environment. Looking to 2015, Rose Rock is ready to serve our customers' needs and meet the demand for midstream services with a strong balance sheet and plenty of room to grow."

Fourth Quarter 2014 Adjusted EBITDA Highlights
Compared to the Third Quarter 2014

•	$9 million increase in marketing margin related to higher volumes and realized gains on derivatives

•	$6 million increase in cash distributions received from White Cliffs Pipeline resulting from a full quarter of distributions and increased volumes

•	$2 million increase in transportation margin as a result of higher volumes

•	$4 million decrease due to increased operating and administrative expenses, primarily related to field services operations

Adjusted gross margin was $45.9 million for the fourth quarter 2014, up 12% from the third quarter 2014 of $40.9 million and 29% above fourth quarter 2013 Adjusted gross margin of $35.6 million. Adjusted gross margin and Adjusted EBITDA, which are non-GAAP measures, are reconciled to their most directly comparable GAAP measures below.

Fourth quarter 2014 net income attributable to Rose Rock totaled $14.8 million, compared to $16.5 million for the third quarter 2014 and $6.2 million for the fourth quarter 2013.

Rose Rock Midstream's distributable cash flow for the three months ended December 31, 2014 was $33.9 million. On January 22, 2015, Rose Rock Midstream increased the partnership's quarterly cash distribution to $0.62 per unit from $0.575 per unit, effective for the fourth quarter 2014, resulting in an annualized distribution of $2.48 per unit. This is a 7.8% increase over the third quarter 2014 and a 33.3% increase over the fourth quarter 2013 quarterly distribution of $0.465 per unit. The distribution was paid on February 13, 2015 to all unitholders of record on February 3, 2015. Distributable cash flow, which is a non-GAAP measure, is reconciled to its most directly comparable GAAP measure below.

Full Year 2014 Highlights

•	Completed Chesapeake transportation asset acquisition - June 2014

•	Issued $400 million aggregate principal amount of 5.625% senior notes due July 2022

Exhibit 99.1

•	Completed 80,000 bpd White Cliffs Pipeline expansion - August 2014

•	Increased distributions 25% over 2013

Adjusted EBITDA for the year ended December 31, 2014 totaled $122.8 million, up 79% from $68.5 million for the year ended December 31, 2013. For the full year 2014, Rose Rock reported Adjusted gross margin of $157.7 million, 55% above full year 2013 Adjusted gross margin of $101.8 million. For the year ended December 31, 2014, net income attributable to Rose Rock totaled $54.8 million, a 49% increase compared to $36.7 million for year ended December 31, 2013.

2015 Adjusted EBITDA and Capex Guidance
Rose Rock anticipates 2015 consolidated Adjusted EBITDA guidance of between $180 and $200 million, an increase of approximately 55% over 2014 results of $122.8 million. The company also expects to deploy approximately $190 million in capital investments in 2015, with more than 90% allocated to growth projects, and is targeting a distribution growth rate for 2015 of 15% to 20% year-over-year and an annual growth rate of approximately 15% to 20% over the next three years.

Recent Developments
On February 13, 2015, Rose Rock closed on the previously announced agreement to acquire the remaining crude oil assets of SemGroup, which included the Wattenberg Oil Trunkline System and SemGroup’s 50% interest in the Glass Mountain Pipeline, for a purchase price of $325 million consisting of cash and 1.75 million Rose Rock Midstream common LP units.

Rose Rock priced 2.3 million common units representing limited partner interest at $40.32 per common unit, which included the underwriters' 30-day option to purchase up to an additional 300,000 common units.
Earnings Conference Call
Rose Rock Midstream will host a joint conference call with SemGroup® Corporation (NYSE: SEMG) for investors tomorrow, February 27, 2015, at 11 a.m. ET. The call can be accessed live over the telephone by dialing 1.888.317.6003, or for international callers, 1.412.317.6061. The pass code for the call is 9662874. Interested parties may also listen to a simultaneous webcast of the conference call by logging onto Rose Rock Midstream's Investor Relations website at ir.rrmidstream.com. A replay of the webcast will also be available for a year following the call at ir.rrmidstream.com on the Calendar of Events-Past Events page. The fourth quarter 2014 earnings slide deck will be posted under Presentations.

About Rose Rock Midstream
Rose Rock Midstream®, L.P. (NYSE: RRMS) is a growth-oriented Delaware limited partnership formed by SemGroup® Corporation (NYSE: SEMG) to own, operate, develop and acquire a diversified portfolio of midstream energy assets. Headquartered in Tulsa, OK, Rose Rock Midstream provides crude oil gathering, transportation, storage and marketing services with the majority of its assets strategically located in or connected to the Cushing, Oklahoma crude oil marketing hub.

Rose Rock uses its Investor Relations website and social media outlets as channels of distribution of material company information. Such information is routinely posted and accessible on our Investor Relations website at ir.rrmidstream.com, our Twitter account and LinkedIn account.

Non-GAAP Financial Measures
This Press Release and the accompanying schedules include the non-GAAP financial measures of Adjusted gross margin, Adjusted EBITDA and distributable cash flow, which may be used periodically by

Exhibit 99.1

management when discussing our financial results with investors and analysts.  The accompanying schedules of this Press Release provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States of America (GAAP).  Adjusted gross margin, Adjusted EBITDA and distributable cash flow are presented as management believes they provide additional information and metrics relative to the performance of our business.

Operating income (loss) is the GAAP measure most directly comparable to Adjusted gross margin, net income (loss) and cash provided by (used in) operating activities are the GAAP measures most directly comparable to Adjusted EBITDA, and net income (loss) is the GAAP measure most directly comparable to distributable cash flow. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measures. These non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted gross margin, Adjusted EBITDA or distributable cash flow in isolation or as substitutes for analysis of our results as reported under GAAP. Because Adjusted gross margin, Adjusted EBITDA and distributable cash flow may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Management compensates for the limitation of Adjusted gross margin, Adjusted EBITDA and distributable cash flow as analytical tools by reviewing the comparable GAAP measures, understanding the differences between Adjusted gross margin, Adjusted EBITDA and distributable cash flow, on the one hand, and operating income (loss), net income (loss) and net cash provided by (used in) operating activities, on the other hand, and incorporating this knowledge into its decision-making processes. We believe that investors benefit from having access to the same financial measures that our management uses in evaluating our operating results.

Forward-Looking Statements
Certain matters contained in this Press Release include “forward-looking statements.”
All statements, other than statements of historical fact, included in this Press Release including the prospects of our industry, our anticipated financial performance, including distributable cash flow, cash distributions, management's plans and objectives for future operations, capital investments, business prospects, outcome of regulatory proceedings, market conditions and other matters, may constitute forward-looking statements. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, insufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to pay the minimum quarterly distribution; any sustained reduction in demand for crude oil in markets served by our midstream assets; our ability to obtain new sources of supply of crude oil; competition from other midstream energy companies; our ability to comply with the covenants contained in the instruments governing our indebtedness and to maintain certain financial ratios required by our credit facility; our ability to access credit and capital markets; our ability to renew or replace expiring storage, transportation and related contracts; the loss of or a material nonpayment or nonperformance by any of our key customers; the overall forward market for crude oil; the possibility that our hedging activities may result in losses or may have a negative impact on our financial results; weather and other natural phenomena; cyber attacks involving our information systems and related infrastructure; hazards or

Exhibit 99.1

operating risks incidental to the gathering, transporting or storing of crude oil; our failure to comply with new or existing environmental laws or regulations; and the possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; as well as other risk factors discussed from time to time in each of our documents and reports filed with the SEC.

Readers are cautioned not to place undue reliance on any forward-looking statements contained in this Press Release, which reflect management's opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Contacts:
Investor Relations:
Alisa Perkins
918-524-8081
roserockir@rrmidstream.com

Media:
Kiley Roberson
918-524-8594
kroberson@rrmidstream.com

Exhibit 99.1

Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,	December 31,
	2014	2013
ASSETS
Current assets	$273,890	$321,587
Property, plant and equipment, net	335,910	311,616
Equity method investment	269,635	224,095
Other noncurrent assets, net	65,793	39,949
Total assets	$945,228	$897,247

LIABILITIES AND EQUITY
Current liabilities	$263,680	$293,031
Long-term debt	432,092	245,088
Total liabilities	695,772	538,119

Total Rose Rock Midstream, L.P. partners' capital	249,456	280,571
Noncontrolling interests in consolidated subsidiary	—	78,557
Total equity	249,456	359,128
Total liabilities and equity	$945,228	$897,247

Exhibit 99.1

Condensed Consolidated Statements of Income
(in thousands, except per unit data, unaudited)

	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013
Revenues, including revenues from affiliates:
Product	$305,583	$228,434	$346,496	$1,185,456	$702,028
Service	28,761	23,607	28,449	105,188	64,498
Total revenues	334,344	252,041	374,945	1,290,644	766,526
Expenses, including expenses from affiliates:
Costs of products sold, exclusive of depreciation and amortization	287,434	217,252	333,646	1,131,362	663,759
Operating	25,276	15,322	21,632	78,792	35,795
General and administrative	4,888	5,326	4,271	18,783	15,287
Depreciation and amortization	11,853	11,838	7,418	36,072	23,165
Total expenses	329,451	249,738	366,967	1,265,009	738,006
Earnings from equity method investment	17,718	7,140	16,289	57,378	17,571
Operating income	22,611	9,443	24,267	83,013	46,091
Other expenses:
Interest expense	7,815	1,979	7,774	20,456	8,100
Other expense (income), net	1	(2)	—	(20)	(14)
Total other expenses, net	7,816	1,977	7,774	20,436	8,086
Net income	14,795	7,466	16,493	62,577	38,005
Less: net income attributable to noncontrolling interests	—	1,256	—	7,758	1,256
Net income attributable to Rose Rock Midstream, L.P.	$14,795	$6,210	$16,493	$54,819	$36,749
Net income allocated to general partner	$3,781	$368	$2,166	$7,794	$1,218
Net income allocated to common unitholders	$6,925	$4,379	$10,370	$32,914	$22,701
Net income allocated to subordinated unitholders	$2,826	$2,023	$4,226	$13,912	$13,321
Net income (loss) allocated to Class A unitholders	$1,263	$(560)	$(269)	$199	$(491)
Net income (loss) per limited partner unit:
Common unit (basic)	$0.34	$0.26	$0.50	$1.69	$1.66
Common unit (diluted)	$0.34	$0.26	$0.50	$1.69	$1.66
Subordinated unit (basic and diluted)	$0.34	$0.24	$0.50	$1.66	$1.59
Class A unit (basic and diluted)	$0.34	$(0.38)	$(0.07)	$0.06	$(0.39)
Basic weighted average number of limited partner units outstanding:
Common units	20,576	16,890	20,574	19,419	13,672
Subordinated units	8,390	8,390	8,390	8,390	8,390
Class A units	3,750	1,454	3,750	3,154	1,264
Diluted weighted average number of limited partner units outstanding:
Common units	20,647	16,934	20,646	19,484	13,708
Subordinated units	8,390	8,390	8,390	8,390	8,390
Class A units	3,750	1,454	3,750	3,154	1,264

Exhibit 99.1

Non-GAAP Reconciliations

(in thousands, unaudited)	Three Months Ended			Year Ended
	December 31,		September 30,	December 31,
	2014	2013	2014	2014	2013
Reconciliation of operating income to Adjusted gross margin:
Operating income	$22,612	$9,443	$24,267	$83,013	$46,091
Add:
Operating expense	25,274	15,322	21,632	78,792	35,795
General and administrative expense	4,888	5,326	4,271	18,783	15,287
Depreciation and amortization expense	11,853	11,838	7,418	36,072	23,165
Less:
Earnings from equity method investment	17,718	7,140	16,289	57,378	17,571
Non-cash unrealized gain (loss) on derivatives, net	965	(785)	411	1,621	974
Adjusted gross margin	$45,944	$35,574	$40,888	$157,661	$101,793

Reconciliation of net income to Adjusted EBITDA:
Net income	$14,795	$7,466	$16,493	$62,577	$38,005
Add:
Interest expense	7,815	1,979	7,774	20,456	8,100
Depreciation and amortization expense	11,853	11,838	7,418	36,072	23,165
Cash distributions from equity method investment	21,687	5,861	17,029	66,768	16,999
Inventory valuation adjustment	5,667	—	—	5,667	—
Non-cash equity compensation	238	228	315	943	806
Loss (gain) on disposal of long-lived assets, net	89	(31)	291	319	(31)
Less:
Earnings from equity method investment	17,718	7,140	16,289	57,378	17,571
White Cliffs cash distributions attributable to noncontrolling interests	—	—	1,658	11,008	—
Impact from derivative instruments:
Total gain (loss) on derivatives, net	16,053	837	4,047	17,351	(1,593)
Total realized loss (gain) (cash flow) on derivatives, net	(15,088)	(1,622)	(3,636)	(15,730)	2,567
Non-cash unrealized gain (loss) on derivatives, net	965	(785)	411	1,621	974
Adjusted EBITDA	$43,461	$20,986	$30,962	$122,795	$68,499

Reconciliation of net cash provided by operating activities to Adjusted EBITDA:
Net cash provided by operating activities	$63,332	$50,360	$20,301	$107,690	$72,475
Less:
Changes in operating assets and liabilities, net	31,129	30,466	(4,288)	2,204	11,265
White Cliffs cash distributions attributable to noncontrolling interests	—	—	1,658	11,008	—
Add:
Interest expense, excluding amortization of debt issuance costs	7,289	1,799	7,291	18,927	7,289
Distributions from equity method investment in excess of equity in earnings	3,969	(707)	740	9,390	—
Adjusted EBITDA	$43,461	$20,986	$30,962	$122,795	$68,499

Exhibit 99.1

Non-GAAP Reconciliations (Continued)

(in thousands, unaudited)	Three Months Ended				Year Ended
	December 31,			September 30,	December 31,
	2014		2013	2014	2014	2013
Reconciliation of net income to distributable cash flow:
Net income	$14,795		$7,466	$16,493	$62,577	$38,005
Add:
Interest expense	7,815		1,979	7,774	20,456	8,100
Depreciation and amortization expense	11,853		11,838	7,418	36,072	23,165
EBITDA	34,463		21,283	31,685	119,105	69,270
Add:
Loss (gain) on disposal of long-lived assets, net	89		(31)	291	319	(31)
Cash distributions from equity method investment	21,687		5,861	17,029	66,768	16,999
Inventory valuation adjustment	5,667		—	—	5,667	—
Non-cash equity compensation	238		228	315	943	806
Less:
Earnings from equity method investment	17,718		7,140	16,289	57,378	17,571
White Cliffs cash distributions attributable to noncontrolling interests	—		—	1,658	11,008	—
Non-cash unrealized gain (loss) on derivatives, net	965		(785)	411	1,621	974
Adjusted EBITDA	$43,461		$20,986	$30,962	$122,795	$68,499
Less:
Cash interest expense	7,264		1,865	7,265	18,827	7,355
Maintenance capital expenditures	2,268		1,174	1,850	6,504	4,813
Distributable cash flow	$33,929		$17,947	$21,847	$97,464	$56,331

Distribution declared	$24,269	(1)	$12,841	$18,866	$73,756	$42,586

Distribution coverage ratio	1.40x		1.40x	1.16x	1.32x	1.32x

(1) The distribution declared January 22, 2015 represents $0.620 per unit, or $2.48 per unit on an annualized basis. This is a 7.8% increase over the prior quarter.

Exhibit 99.1

2015 Adjusted EBITDA Guidance Reconciliation

(millions, unaudited)
Mid-point
Net income	$90.5
Add: Interest expense	37.0
Add: Depreciation and amortization	45.0
EBITDA	$172.5
Non-Cash and Other Adjustments	17.5
Adjusted EBITDA	$190.0

Less:
Cash interest expense	34.5
Maintenance capital expenditures	16.0
Distributable cash flow	$139.5

Non-Cash and Other Adjustments
Earnings from equity method investment	$(92.0)
Distributions from equity method investment	108.0
Non-cash equity compensation	1.5
Non-Cash and Other Adjustments	$17.5